CONFIDENTIAL

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                          SECURITIES PURCHASE AGREEMENT

                                 BY AND BETWEEN

                                NRG ENERGY, INC.

                                       AND

                            COGENTRIX/BATESVILLE, LLC

                          Dated as of February 6, 2001

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                                TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINED TERMS; RULES OF CONSTRUCTION........................1
  Section 1.1 Certain Terms...................................................1

ARTICLE II AGREEMENT TO PURCHASE; THE CLOSING.................................4
  Section 2.1 Agreement to Sell; Agreement to Purchase........................4
  Section 2.2 Time and Place of Closing.......................................4
  Section 2.3 Purchase Price; Terms of Payment................................5

ARTICLE III CONDITIONS TO CLOSING.............................................5
  Section 3.1 Conditions Precedent to Obligations of the Purchaser............5
  Section 3.2 Conditions Precedent to Obligations of the Seller...............7

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER......................10
  Section 4.1 Representations and Warranties of the Seller...................10

ARTICLE V REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER........11
  Section 5.1 Representations and Warranties of the Purchaser................11

ARTICLE VI COVENANTS.........................................................13
  Section 6.1 Implementing Agreement.........................................13

ARTICLE VII INDEMNITY........................................................13
  Section 7.1 Indemnity......................................................13

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER...............................13
  Section 8.1 Termination....................................................13
  Section 8.2 Effect of Termination..........................................14

ARTICLE IX MISCELLANEOUS.....................................................15
  Section 9.1 Notices........................................................15
  Section 9.2 Assignment; Binding Effect: Survival...........................16
  Section 9.3 Applicable Law.................................................16
  Section 9.4 Waivers: Amendments............................................16
  Section 9.5 Entire Agreement...............................................17
  Section 9.6 Waiver of Jury Trial...........................................17
  Section 9.7 Severability...................................................17
  Section 9.8 Counterparts...................................................17
  Section 9.9 Headings.......................................................18
  Section 9.10 Expenses......................................................18
  Section 9.11 Confidentiality...............................................18
  Section 9.12 Further Assurances............................................18


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                          SECURITIES PURCHASE AGREEMENT

      This SECURITIES PURCHASE AGREEMENT dated as of February 6, 2001 (this "Agreement") is made by and among Cogentrix/Batesville, LLC, a Delaware limited liability company (the "Seller"), and NRG Energy, Inc., a Delaware corporation ("Purchaser").

                              W I T N E S S E T H:

      WHEREAS, the Seller owns directly a 51.37% membership interest in LSP Batesville Holdings, LLC, a Delaware limited liability company (the "Company");

      WHEREAS, the Company owns, directly and indirectly, certain securities of LSP Batesville Funding Corp., a Delaware corporation ("Funding"), LSP Energy, Inc., a Delaware corporation ("LSP Energy"), and LSP Energy, L.P., a Delaware limited partnership ("LSP Energy LP");

      WHEREAS, Seller now desires to sell to Purchaser the Securities (as defined below), and the Purchaser desires to purchase the Securities, all upon the terms, and subject to the conditions, set forth herein.

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                  CERTAIN DEFINED TERMS; RULES OF CONSTRUCTION

      Section 1.1 Certain Terms.

      The following terms shall, except where the context otherwise requires, have the following meanings.

      "Administrative Agent" means, initially, The Bank of New York in its capacity as Administrative Agent under the Trust Indenture and the Common Agreement (as that term is defined in the Trust Indenture), and any Person appointed as a substitute or replacement Administrative Agent.

      "Affiliate" means, with respect to any Person, another Person directly or indirectly controlling, controlled by or under common control with such first Person. The term "control", with respect to any Person, means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Agreement" has the meaning set forth in the preamble hereto.


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      "Assignment and Assumption and Release" has the meaning set forth in
Section 3.1(c).

      "Trust Indenture" means that certain Trust Indenture dated as of May 21, 1999 between Funding, LSP Energy LP, and The Bank of New York, as Trustee and Securities Intermediary, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, each dated as of May 21, 1999, and as the same may be further amended, modified or supplemented from time to time, relating to that certain offering of $150,000,000 7.164% Series A Senior Secured Bonds of Funding and LSP Energy LP, and that certain offering of $176,000,000 8.160% Series B Senior Secured Bonds of Funding and LSP Energy LP.

      "Closing" means the consummation of the transactions contemplated by the Transaction Documents.

      "Closing Date" has the meaning set forth in Section 2.2.

      "Cogentrix/Batesville Operations" means Cogentrix Batesville Operations, LLC, a Delaware limited liability company.

      "Collateral Agent" means, initially, The Bank of New York in its capacity as Collateral Agent under the Trust Indenture and the Collateral Agency Agreement (as that term is defined in the Trust Indenture), and any Person appointed as a substitute or replacement Collateral Agent.

      "Eligible Facility" means an "eligible facility," as that term is defined in 15 U.S.C.ss.79z-5a(a-2).

      "Exempt Wholesale Generator" means an "exempt wholesale generator," as that term is defined in 15 U.S.C. ss. 79z-5a(a-1).

      "Facility" means the approximately 830 MW natural gas fired combined cycle power generation facility located in Batesville, Mississippi owned by LSP Energy LP.

      "FERC" has the meaning set forth in Section 3.1(d).

      "FERC Order" has the meaning set forth in Section 3.1(d).

      "Funding" has the meaning set forth in the recitals hereto.

      "Governmental Approval" means any action, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing, variance, claim, order, judgment, decree, publication, notices to, declarations of or with or registration by or with any Governmental Authority.

      "Governmental Authority" means any Federal, state or local or other governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.


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      "Governmental Rule" means any statute, law, regulation, ordinance, rule, judgment, order, decree, permit, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement, or other governmental restriction or any similar form of decision of or determination by, or any interpretation or administration of any of the foregoing by any Governmental Authority.

      "L/C Administrative Agent" means Credit Suisse First Boston in its capacity as Administrative Agent under the L/C Common Agreement.

      "L/C Common Agreement" means the Amended and Restated Common Agreement dated as of December 15, 1998 among LSP Energy LP and Credit Suisse First Boston as Bank Facility Agent, L/C Facility Agent, Administrative Agent, Collateral Agent, and Securities Intermediary, and all amendments, modifications, and supplements thereto.

      "L/C Required Secured Parties" means the Required Secured Parties as defined in the L/C Common Agreement.

      "Law" means, with respect to a Person, (i) the articles or certificate of incorporation, formation, organization, partnership or operating agreements and bylaws or other organizational or governing documents of such Person and (ii) any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

      "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

      "Loss Event" means the actual or constructive total loss of all or substantially all of the Facility or an event that prevents the Facility from operating at 50% of its installed capacity for a period in excess of 90 consecutive days from such event.

      "NRG Subsidiary" means a direct or indirect wholly-owned subsidiary of the Purchaser.

      "Notices" has the meaning set forth in Section 9.1.

      "O&M Agreement" means that certain Operation and Maintenance Agreement dated as of August 24, 1998 by and between LSP Energy LP and Cogentrix/Batesville Operations.

      "Operating Agreement" means that certain Second Amended and Restated Limited Liability Company Operating Agreement of the Company dated as of May 19, 1999, and all amendments, modifications, and supplements thereto.


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      "Person" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

      "Purchase Price" shall mean $64,000,000.

      "Purchaser" has the meaning set forth in the preamble hereto.

      "Purchaser's Knowledge" means the actual (and not constructive or imputed) knowledge of the officers of the Purchaser without having made any independent inquiry into the matter.

      "Securities" means the 51.37% membership interest in the Company owned by the Seller.

      "Securities Certificate" has the meaning set forth in Section 3.1(d)(i).

      "Seller" has the meaning set forth in the preamble hereto.

      "Seller's Knowledge" means the actual (and not constructive or imputed) knowledge of the officers of the Seller without having made any independent inquiry into the matter.

      "Termination Date" has the meaning set forth in Section 8.1(b).

      "Transaction Documents" collectively means this Agreement and any instruments of transfer of the Securities Certificate.

      "Trustee" means, initially, The Bank of New York in its capacity as Trustee under the Trust Indenture, and any Person appointed as a substitute or replacement Trustee.

                                   ARTICLE II
                       AGREEMENT TO PURCHASE; THE CLOSING

      Section 2.1 Agreement to Sell; Agreement to Purchase.

      In reliance on the representations, warranties and agreements contained herein, and subject to satisfaction of the terms and conditions set forth herein, Seller agrees to sell, and Purchaser agrees to purchase, the Securities.

      Section 2.2 Time and Place of Closing.

      Subject to Article VIII, the Closing shall occur at 10:00 a.m., Charlotte time, on the third business day following receipt by the Purchaser from Seller of the certificate and other documents described in Section 3.1(g) (the "Closing Date") at the offices of Moore & Van Allen PLLC, 100 N. Tryon Street, Suite 4700, Charlotte, North Carolina 28202, or at such other place or time as Seller and Purchaser shall agree.


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      Section 2.3 Purchase Price; Terms of Payment.

      On the Closing Date and as described in Section 2.1, upon satisfaction of the conditions precedent specified in Article III, Purchaser shall purchase, and Seller shall sell, the Securities for the Purchase Price. Payment of the Purchase Price shall be made by the Purchaser on the Closing Date in immediately available funds by wire transfer to such account or accounts as shall be specified by Seller in writing not less than two business days prior to the Closing Date.

                                   ARTICLE III
                              CONDITIONS TO CLOSING

      Section 3.1 Conditions Precedent to Obligations of the Purchaser.

      The obligations of the Purchaser to purchase the Securities shall be subject to the fulfillment to the satisfaction of or waiver by the Purchaser on or prior to the Closing Date of the following conditions precedent:

      (a) Representations and Warranties True and Correct. The representations and warranties of the Seller contained herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement, and shall also be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by Seller on and as of the Closing Date.

      (b) Compliance with Agreements and Covenants. The Seller shall have performed and complied with all of its covenants, obligations and agreements contained in this Agreement to be performed and complied with on or prior to the Closing Date.

      (c) Assignment and Assumption of O&M Agreement and Release. (i) LSP Energy LP shall have executed and delivered a written consent to the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement, all pursuant to the terms of an assignment and assumption agreement and release between LSP Energy LP, NRG Subsidiary, and Cogentrix/Batesville Operations (the "Assignment and Assumption and Release"); (ii) LSP Energy LP shall have delivered to the Trustee and the Collateral Agent an officer's certificate of LSP Energy LP as required under Section 5.1(a)(i) of the Trust Indenture certifying that the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement pursuant to the terms of the Assignment and Assumption and Release will not reasonably be expected to result in a Material Adverse Effect, as that term is defined in the Trust Indenture; and (iii) Purchaser shall have obtained the written consent of the L/C Administrative Agent to the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG


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Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M
Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement, all pursuant to the terms of the Assignment and Assumption and Release as required by Section 6.1(m)(i) of the L/C Common Agreement.

      (d) FERC Order. The Federal Energy Regulatory Commission ("FERC") shall have issued an order under Section 203 of the Federal Power Act permitting the consummation of the transactions contemplated by this Agreement (the "FERC Order").

      (e) Purchaser Board Action. The Board of Directors of the Purchaser shall have approved the purchase of the Securities pursuant to this Agreement.

      (f) Consents and Approvals. All of the consents and approvals referred to in Schedule 4.1(d) have been obtained.

      (g) Facility Operation. The Facility shall be operating at at least 50% of its installed capacity.

      (h) Delivery of Closing Documents. On the Closing Date, in addition to any other documents, certificates or agreements required under this Agreement, the Seller shall deliver, or cause to be delivered, to the Purchaser originals of the following:

            (i) A certificate representing the Securities (the "Securities Certificate") duly endorsed in blank or accompanied by such other duly endorsed instrument of transfer as may be effective to transfer the Securities;

            (ii) A certificate dated the Closing Date of the Seller certifying as to the respective compliance by the Seller with Sections 3.1(a) and
      (b);

            (iii) The certificate of formation, as amended, of the Seller certified by the Secretary of State of Delaware, and the operating agreement or similar instruments, as amended, of the Seller, certified by the Secretary of the Seller;

            (iv) Certificate of good standing for the Seller from the State of Delaware, and the states where the Seller has its principal places of business;

            (v) An opinion addressed to the Purchaser, dated the Closing Date, of Moore & Van Allen PLLC, counsel for Seller, substantially in the form attached hereto as Exhibit 3.1(h)(v); and

            (vi) A certificate from the secretary of the Seller certifying and attaching copies of resolutions of the member of the Seller approving the Transaction Documents and the transactions contemplated hereby and thereby (together with a signature certificate regarding each of the officers signing on behalf of the Seller).


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      Section 3.2 Conditions Precedent to Obligations of the Seller.

      The obligation of the Seller to sell the Securities to the Purchaser shall be subject to the fulfillment to the satisfaction of or waiver by the Seller on or prior to the Closing Date of the following conditions precedent:

      (a) Representations and Warranties True and Correct. The representations and warranties of the Purchaser contained herein shall have been accurate, true and correct in all material respects on and as of the date of this Agreement, and shall be accurate, true and correct in all material respects on and as of the Closing Date with the same force and effect as though made by the Purchaser on and as of the Closing Date.

      (b) Assignment and Assumption of O&M Agreement and Release. (i) LSP Energy LP shall have executed and delivered a written consent to the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement, all pursuant to the terms of an assignment and assumption agreement and release between LSP Energy LP, NRG Subsidiary, and Cogentrix/Batesville Operations (the "Assignment and Assumption and Release"); (ii) LSP Energy LP shall have delivered to the Trustee and the Collateral Agent an officer's certificate of LSP Energy LP as required under Section 5.1(a)(i) of the Trust Indenture certifying that the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement pursuant to the terms of the Assignment and Assumption and Release will not reasonably be expected to result in a Material Adverse Effect, as that term is defined in the Trust Indenture; and (iii) Purchaser shall have obtained the written consent of the L/C Administrative Agent to the assignment of the O&M Agreement by Cogentrix/Batesville Operations to NRG Subsidiary, the assumption by NRG Subsidiary of the obligations of Cogentrix/Batesville Operations under the O&M Agreement, and the complete release by LSP Energy LP of Cogentrix/Batesville Operations from its obligations under the O&M Agreement, all pursuant to the terms of the Assignment and Assumption and Release as required by Section 6.1(m)(i) of the L/C Common Agreement.

      (c) Qualified Transferee under Trust Indenture. Purchaser and LSP Energy LP shall have delivered to the Trustee, the Collateral Agent, and the Administrative Agent the following:

            (i) Opinions of counsel to the Purchaser and LSP Energy LP addressed to the Trustee, the Collateral Agent, and the Administrative Agent that, as a result of the transactions contemplated by this Agreement, LSP Energy LP will not be in violation of any Applicable Laws (including, without limitation, all Governmental Approvals) (as those terms are defined in the Trust Indenture), the compliance with which is necessary to permit LSP Energy LP to conduct its business in accordance with the Project Documents (as that term is defined in the Trust Indenture) and to maintain its status as an Exempt


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      Wholesale Generator and the generating facility owned by LSP Energy LP to maintain its status as an Eligible Facility;

            (ii) An officer's certificate of LSP Energy LP certifying (a) that the Purchaser is, or is controlled by a person that is, reasonably experienced in the business of owning and operating facilities similar to the generating facilities owned by LSP Energy LP; (b) that the acquisition of the Securities by the Purchaser in accordance with this Agreement shall be in compliance with law and after giving effect to such acquisition, LSP Energy LP will not be in violation of any Applicable Laws (including, without limitation, all Governmental Approvals) (as those terms are defined in the Trust Indenture), the compliance with which is necessary to permit LSP Energy LP to conduct its business in accordance with the Project Documents (as that term is defined in the Trust Indenture) and to maintain its status as an Exempt Wholesale Generator; (c) that after giving effect to the acquisition of the Securities by the Purchaser in accordance with this Agreement, no Default or Event of Default (as those terms are defined in the Trust Indenture) shall have occurred and be continuing; and (d) the acquisition of the Securities by the Purchaser in accordance with this Agreement would not reasonably be expected to result in a Material Adverse Effect; and

            (iii) Such other documents, certificates, and opinions, if any, as shall be reasonably required by the Trustee, the Collateral Agent, and the Administrative Agent to evidence that Purchaser is a Qualified Transferee under the Trust Indenture.

      (d) Qualified Transferee under L/C Common Agreement.

            (i) Purchaser and LSP Energy LP shall have delivered to the L/C Administrative Agent and the L/C Required Secured Parties the following:

                  (a) An officer's certificate of the Purchaser certifying (a)
            that the Purchaser is, or the Purchaser's direct or indirect parent is, experienced in the ownership or operation of energy production facilities; and (b) that the Purchaser's direct or indirect ownership of the Securities, when combined with other direct or indirect owners of LSP Energy LP, would not reasonably be expected to result in LSP Energy LP ceasing to be an Exempt Wholesale Generator or the generating facility owned by LSP Energy LP ceasing to be an Eligible Facility.

                  (b) An opinion of counsel to the Purchaser and LSP Energy LP, reasonably acceptable to the L/C Administrative Agent, addressed to the L/C Administrative Agent and the L/C Required Secured Parties that the Purchaser's direct or indirect ownership of the Securities, when combined with other direct or indirect owners of LSP Energy LP, would not reasonably be expected to result in LSP Energy LP ceasing to be an Exempt Wholesale Generator.

                  (c) Such other documents, certificates, and opinions, if any, as shall be reasonably required by the L/C Administrative Agent and the L/C Required


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            Secured Parties to evidence that Purchaser is a Qualified Transferee under the L/C Common Agreement.

            (ii) Purchaser and LSP Energy LP shall have obtained the written consent of the L/C Administrative Agent and the L/C Required Secured Parties to the transfer of the Securities by the Seller to the Purchaser pursuant to the terms of this Agreement.

      (e) Operating Agreement. The nontransferring members of the Company shall have executed a written consent to the assignment of the Securities under
Section 7.1.1 of the Operating Agreement, in form and substance reasonably satisfactory to Seller, and shall have executed a written waiver, in form and substance reasonably satisfactory to Seller, of the provisions of 7.2(b) of the Operating Agreement.

      (f) FERC Order. FERC shall have issued the FERC Order.

      (g) Consents and Approvals. All of the consents and approvals referred to in Schedule 4.1(d) and Schedule 5.1(c) have been obtained.

      (h) Delivery of Closing Documents. On the Closing Date, in addition to any other documents or agreements required under this Agreement, the Purchaser shall deliver, or cause to be delivered, to the Seller originals of the following:

            (i) The certificate of incorporation, formation or similar organizational instrument, as amended, of the Purchaser certified by the Secretary of State of the State of Delaware, and the bylaws, operating agreements or similar instruments, as amended, of the Purchaser, certified by the secretary of the Purchaser;

            (ii) Certificate of good standing for the Purchaser from the State of Delaware;

            (iii) An opinion addressed to the Seller, dated the Closing Date, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., counsel for the Purchaser, substantially in the form attached hereto as Exhibit 3.2(h)(iii);

            (iv) A certificate from the Secretary of the Purchaser certifying and attaching copies of resolutions of the board of directors or board of managers of the Purchaser approving the Transaction Documents and the transactions contemplated hereby and thereby (together with an incumbency and signature certificate regarding each of the officers signing on behalf of such persons).


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                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

      Section 4.1 Representations and Warranties of the Seller.

      In order to induce the Purchaser to enter into this Agreement and to purchase the Securities, the Seller represents and warrants to the Purchaser as of the date hereof and as of the Closing Date, the following:

      (a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to do business and is in good standing (where the concept of "good standing" is applicable) as a foreign entity in each jurisdiction where the nature of the properties owned, leased or operated by it and the business transacted by it require such licensing or qualification except where the failure to be so qualified to do business would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby or as set forth on Schedule 4.1(a). The Seller has all requisite power and authority to conduct its business as currently conducted and as proposed to be conducted and to own or lease its properties except where the failure to have such requisite power and authority would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby or as set forth on Schedule 4.1(a).

      (b) To Seller's Knowledge, the Company is duly formed, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to transact business as a foreign entity, and is in good standing in the State of Mississippi. To Seller's Knowledge, the Company has all requisite limited liability company power to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted.

      (c) Upon the execution and delivery of this Agreement by the Seller and the transfer of the Securities Certificate by the Seller (and the payment of the Purchase Price and the occurrence of the Closing Date pursuant hereto), neither the Seller nor any of its Affiliates will have any direct or indirect interest in the Company or in any tangible or intangible property used in the business of the Company.

      (d) Except as set forth on Schedule 4.1(d) no consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Seller of this Agreement, any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

      (e) The Seller is the legal and beneficial owner of the Securities, which constitutes the Seller's entire membership interest in the Company. Immediately after the consummation of the transactions contemplated by the Transaction Documents, the Seller will not own any securities or interests in the Company.


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

      (f) Subject to the consents required to be obtained or waived listed on
Schedule 4.1(d), the Seller has full power and authority to enter into each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of the Transaction Documents have been duly authorized by all necessary action on the part of the Seller. The Seller has duly and validly executed and delivered this Agreement. As of the Closing Date, the Seller will have duly and validly executed and delivered each of the other Transaction Documents to which it is a party. This Agreement constitutes, and when executed and delivered by the Seller (and assuming the execution and delivery by the other parties thereto), each of the other Transaction Documents to which the Seller is a party will constitute, a legal, valid and binding obligation of the Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

      (g) There is no action, suit, investigation or proceeding pending or, to the Seller's Knowledge, threatened against the Seller by or before any court, arbitrator, governmental body, department, commission, board, bureau, agency or instrumentality, which would materially adversely affect the Seller's abilities to perform its obligations under the Transaction Documents.

      (h) The assignments, endorsements and other instruments of transfer delivered by the Seller to the Purchaser on the Closing Date will be sufficient to transfer the Seller's entire right, title and interest, legal and beneficial, in the Securities. The Seller has, and on the Closing Date will have, full power and authority to convey good title to the Securities, and upon transfer to the Purchaser of the Securities Certificates, the Purchaser will receive good title to such Securities, free and clear of all Liens.

      (i) The execution, delivery and performance by the Seller of each of the Transaction Documents to which it is a party do not, and will not: (i) to the Seller's Knowledge, contravene any Law applicable to the Seller; (ii) to the Seller's Knowledge, contravene any contractual restriction or provision of any Governmental Approval or any Governmental Rule binding on or affecting the Seller; (iii) require the consent or approval of, or filing with or notice to, any Governmental Authority except as set forth on Schedule 4.1(d).

      (j) The Seller has not engaged or dealt with any broker, finder or other Person entitled to receive a commission, finder's fees or other payment in connection with this Agreement or the consummation of the transactions contemplated hereby.

                                    ARTICLE V
           REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE PURCHASER

      Section 5.1 Representations and Warranties of the Purchaser.

      In order to induce the Seller to enter into this Agreement and sell the Securities, the Purchaser represents and warrants to Seller:

      (a) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in all jurisdictions in which the conduct of its business or the ownership or leasing of its properties requires such qualification except where the failure to be so qualified to do business would not reasonably be expected to have or result in a material adverse effect on such Person or the transaction contemplated hereby. The Purchaser has all requisite power and authority to conduct its business as currently conducted and as proposed to be conducted and to own or lease its properties except where the failure to have such requisite power and authority would not reasonably be expected to have or result in a material adverse effect on such Persons or the transactions contemplated hereby.

      (b) There is no action, suit, investigation or proceeding pending, or to the Purchaser's Knowledge, threatened against the Purchaser, by or before any court, arbitrator, governmental body, department, commission, board, bureau, agency or instrumentality, which would materially adversely affect its ability to perform its obligations under the Transaction Documents.

      (c) The Purchaser has duly and validly executed and delivered this Agreement. As of the Closing Date, the Purchaser will have duly and validly executed and delivered the other Transaction Documents to which it is a party. The execution, delivery and performance by the Purchaser of the Transaction Documents to which it is a party are within the Purchaser's power, have been duly authorized by all necessary action on the part of the Purchaser and do not
(i) to the Purchaser's Knowledge, contravene any Law applicable to the Purchaser; (ii) to the Purchaser's Knowledge, contravene any contractual restriction, any Governmental Approval or any Governmental Rule binding on or affecting the Purchaser; (iii) require the consent or approval of, or filing with or notice to, any Governmental Authority binding on or affecting the Purchaser except as set forth on Schedule 5.l(c); or (iv) result in, or require the creation or imposition of, any Lien on any of the Purchaser's properties under any indenture, mortgage or agreement to which the Purchaser is a party.

      (d) This Agreement constitutes, and when executed and delivered by the Purchaser (and assuming the execution and delivery by the other parties thereto), each of the Transaction Documents to which the Purchaser is a party will constitute, a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and general principles of equity and the availability of equitable remedies.

      (e) The Purchaser is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Securities Act of 1933, as amended, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Securities. The Securities are being acquired under this Agreement for the Purchaser's own account, for investment, and not with a present view to, or for sale in connection with any distribution thereof.

      (f) The Purchaser has not engaged or dealt with any broker, finder or other Person entitled to receive a commission, finder's fee or other payment in connection with this Agreement or the consummation of the transactions contemplated hereby.

      (g) The Purchaser is, or is controlled by, a Person that is, reasonably experienced in the business of owning and operating generating facilities similar to those owned by LSP Energy LP, as that term is defined in the Trust Indenture.

                                   ARTICLE VI
                                    COVENANTS

      Section 6.1 Implementing Agreement.

      Subject to the terms and conditions hereof, each party hereto shall use commercially reasonable efforts to take all action required of it to fulfill its obligations under the terms of this Agreement and to facilitate the consummation of the transactions contemplated hereby. The Seller agrees that unless this Agreement is terminated in accordance with the provisions of Section 8.1, the Seller will not encumber the Securities, will not sell the Securities to any Person other than to the Purchaser (or an Affiliate of the Purchaser) and will not take any other action which would have the effect of preventing or disabling the Seller's performance of its obligations under this Agreement.

                                   ARTICLE VII
                                    INDEMNITY

      Section 7.1 Indemnity.

      The Seller shall indemnify and hold harmless the Purchaser from and against any and all damages, costs, losses and expenses suffered or incurred by the Purchaser as a result of or arising out of the failure of the Seller to deliver on the Closing Date upon transfer to the Purchaser of the Securities Certificate, good title to the Securities free and clear of all Liens.

                                  ARTICLE VIII
                        TERMINATION, AMENDMENT AND WAIVER

      Section 8.1 Termination.

      This Agreement may be terminated at any time prior to the Closing Date:

      (a) by mutual written consent of the Purchaser and the Seller;

      (b) by either the Purchaser or the Seller if the Closing shall not have been consummated by 5:00 p.m. Charlotte time on March 31, 2001 (the "Termination Date"), unless the Closing shall not have occurred because the condition in
Section 3.1(g) has not been met, in which case, subject to Section 8.1(e) of this Agreement, the Termination Date shall be extended to 5:00 p.m. Charlotte time on the date which is five (5) days after the condition in Section 3.1(g) has been met;

      (c) by Purchaser if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Seller and, as a result of such breach, the conditions set forth in Section 3.1, would not then be satisfied; provided, however, that if such breach is curable by the Seller prior to the Termination Date through the exercise of its commercially reasonable efforts, then for so long as the Seller continues to exercise such commercially reasonable efforts, Purchaser may not terminate this Agreement under this Section 8.1(c) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured);

      (d) by Seller if it is not in breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Purchaser and as a result of such breach the conditions set forth in Section 3.2, would not then be satisfied; provided, however, that if such breach is curable by Purchaser prior to the Termination Date through the exercise of its commercially reasonable efforts, then for so long as Purchaser continues to exercise such commercially reasonable efforts, Seller may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured prior to the Termination Date (but no cure period shall be required for a breach which by its nature cannot be cured); or

      (e) by either the Purchaser or the Seller following a Loss Event.

      Section 8.2 Effect of Termination.

      If this Agreement is terminated as provided in Section 8.1, this Agreement shall become void and there shall be no liability or further obligation on the part of any party hereto or any of their respective shareholders, officers or directors, except (a) that nothing herein and no termination pursuant hereto will relieve any party from liability for any breach of this Agreement and (b) the provisions of any confidentiality agreements between or among the parties hereto will survive such termination.

                                   ARTICLE IX
                                  MISCELLANEOUS

      Section 9.1 Notices.

      (a) All notices, consents, calls, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and (i) personally served on the party to whom it is given, (ii) mailed by registered or certified mail, postage prepaid or (iii) sent by courier guaranteeing overnight delivery, in each case addressed as follows (without regard to telephone number):

            If to Seller:

                  Cogentrix/Batesville, LLC
                  9405 Arrowpoint Boulevard
                  Charlotte, North Carolina 28273
                  Attention: General Counsel
                  Telephone: (704) 525-3800
                  Facsimile: (704) 529-1006

                  with a copy to:

                  Moore & Van Allen PLLC
                  100 North Tryon Street, Suite 4700
                  Charlotte, North Carolina 28202
                  Attention: Stephen D. Hope
                  Telephone: (704) 331-1036
                  Facsimile: (704) 331-1159

            If to the Purchaser:

                  NRG Energy, Inc.
                  c/o Louisiana Generating, LLC
                  10719 Airline Highway
                  Baton Rouge, LA 70816-4213
                  Attention: General Counsel
                  Telephone: (225) 291-3060
                  Facsimile: (225) 296-1775
                  with a copy to:

                  Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. Four United Plaza
                  8555 United Plaza Boulevard
                  Baton Rouge, LA 70809
                  Attention: Brad J. Axelrod
                  Telephone: (225) 248-2036
                  Facsimile: (225) 248-3336

      (b) All Notices shall be deemed given when delivered. Any party may change its address and/or telephone number for the receipt of Notices at any time by giving Notice thereof to the parties hereto.

      Section 9.2 Assignment; Binding Effect: Survival.

      Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto, whether by operation of law or otherwise; provided, however, that the Purchaser may assign its rights to any direct or indirect wholly-owned subsidiary of the Purchaser, provided further that no such assignment shall release Purchaser from its obligations hereunder. Any attempted assignment in violation of this Section 9.2 shall be null and void. This Agreement shall become effective when it shall have been executed by Seller and the Purchaser and thereafter shall be binding upon and inure to the benefit of Seller and the Purchaser and their respective permitted successors and assigns. No representation or warranty contained herein shall survive beyond the Closing Date.

      Section 9.3 Applicable Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such personal jurisdiction and such process.

      Section 9.4 Waivers: Amendments.

      (a) No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No Notice or demand on Seller or the Purchaser in any case shall entitle it to any other or further Notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by all of the parties hereto.

      Section 9.5 Entire Agreement.

      This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement between the parties with respect to the subject matter hereof is superseded by this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      Section 9.6 Waiver of Jury Trial.

      EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 9.6.

      Section 9.7 Severability.

      In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      Section 9.8 Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.2.

      Section 9.9 Headings.

      Articles and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to effect the construction of, or to be taken into consideration in interpreting, this Agreement.

      Section 9.10 Expenses.

      Each party hereto shall be responsible solely for its own costs and expenses incurred in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and shall have no obligation under any circumstances to pay any such costs or expenses of the other party hereto.

      Section 9.11 Confidentiality.

      None of the parties hereto will issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior consent of the other, except as may be required by applicable Law.

      Section 9.12 Further Assurances.

      Upon the reasonable request of the Purchaser and at Purchaser's reasonable costs, the Seller will on and after the Closing Date execute and deliver to the Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to the Purchaser of and to vest fully in the Purchaser title to, the Securities and to otherwise carry out the purposes and transactions contemplated by the Transaction Documents, including without limitation changes in the signatories to bank accounts of the Company.

                  [Remainder of page intentionally left blank.]

      IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by their respective authorized officers.

                                    SELLER:

                                    COGENTRIX/BATESVILLE, LLC

                                    By: Its manager

                                    COGENTRIX/BATESVILLE HOLDINGS, INC.

                                    By: /s/ Thomas F. Schwartz
                                        -------------------------------------
                                                   Thomas F. Schwartz
                                            Group Senior Vice President and
                                                 Chief Financial Officer

                              PURCHASER:

                              NRG ENERGY, INC.

                              By: /s/ Craig A. Mataczynski
                                   --------------------------------------------
                                              Craig A. Mataczynski
                                             Senior Vice President

Schedule 4.1(a)

None.

Schedule 4.1(d)

1. Under Section 18.9 of the O&M Agreement, LSP Energy LP must consent to the assignment of the O&M Agreement to the Purchaser LP as described in Sections 3.1(c)(i) and 3.2(b)(i) of this Agreement.

2. Under Section 5.1(a)(i) of the Trust Indenture, LSP Energy LP shall have delivered to the Trustee and the Collateral Agent an officer's certificate of LSP Energy LP as described in Sections 3.1(c)(ii) and 3.2(b)(ii) of this Agreement.

3. The L/C Administrative Agent must consent to the assignment of the O&M Agreement to the Purchaser LP as described in Sections 3.1(c)(iii) and 3.2(b)(iii) of this Agreement.

4. Under the Qualified Transferee provisions of the Trust Indenture, the Purchaser and LSP Energy LP will have delivered the certificate and opinions as described in Sections 3.2(c)(i) and (ii) of this Agreement.

5. Under the Qualified Transferee provisions of the L/C Common Agreement, the Purchaser and LSP Energy LP will have delivered the certificate and opinions as described in Sections 3.2(d)(i) and (ii) of this Agreement.

6. FERC must issue the FERC Order.

Schedule 5.1(c)

1. Under Section 18.9 of the O&M Agreement, LSP Energy LP must consent to the assignment of the O&M Agreement to the Purchaser LP as described in Sections 3.1(c)(i) and 3.2(b)(i) of this Agreement.

2. Under Section 5.1(a)(i) of the Trust Indenture, LSP Energy LP shall have delivered to the Trustee and the Collateral Agent an officer's certificate of LSP Energy LP as described in Sections 3.1(c)(ii) and 3.2(b)(ii) of this Agreement.

3. The L/C Administrative Agent must consent to the assignment of the O&M Agreement to the Purchaser LP as described in Sections 3.1(c)(iii) and 3.2(b)(iii) of this Agreement.

4. Under the Qualified Transferee provisions of the Trust Indenture, the Purchaser and LSP Energy LP will have delivered the certificate and opinions as described in Sections 3.2(c)(i) and (ii) of this Agreement.

5. Under the Qualified Transferee provisions of the L/C Common Agreement, the Purchaser and LSP Energy LP will have delivered the certificate and opinions as described in Sections 3.2(d)(i) and (ii) of this Agreement.

6. FERC must issue the FERC Order.

7. The approval of the Purchaser's Board of Directors of the purchase of the Securities pursuant to this Agreement.

                First Amendment to Securities Purchase Agreement

      This is the First Amendment (the "First Amendment") dated March 14, 2001, to the Securities Purchase Agreement dated February 6, 2001 (the "Agreement") by and between Cogentrix/Batesville, LLC, a Delaware limited liability company ("Seller") and NRG Energy, Inc., a Delaware corporation ("Purchaser"). Capitalized terms not otherwise defined in this First Amendment have the meanings ascribed to them in the Agreement.

      Whereas, Purchaser and Seller mutually desire to amend the Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Purchaser and Seller hereby agree as follows.

      1. Amendment to Section 1.1. Section 1.1 of the Agreement is amended to add the following defined term:

      ""HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended from time to time."

      2. Amendment to Section 8.1(b). Section 8.1(b) of the Agreement is amended to read as follows:

      "(b) by either the Purchaser or the Seller if the Closing shall not have been consummated by 5:00 p.m., Charlotte time on March 31, 2001 (the "Termination Date"), unless the Closing shall not have occurred because the condition in either Section 3.1(f) (solely with respect to the HSR Act waiting period expiration or early termination) or 3.1(g) has not been met, in which case, subject to Section 8.1(e) of this Agreement, the Termination Date shall be extended to 5:00 p.m., Charlotte time on the date which is five (5) days after the condition in Section 3.1(f) or 3.1(g), as the case may be, has been met;"

      3. Amendment to Schedule 4.1(d). Schedule 4.1(d) attached to the Agreement is amended to add the following:

      "7. Expiration or early termination of the waiting period under the HSR Act."

      4. Amendment to Schedule 5.1(c). Schedule 5.1(c) attached to the Agreement is amended to add the following:

      "8. Expiration or early termination of the waiting period under the HSR Act."

      IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment as of the date first written above.

                                    COGENTRIX/BATESVILLE, LLC

                                    BY: COGENTRIX/BATESVILLE HOLDINGS,
                                        INC., its Manager

                                    By: /s/ Thomas F. Schwartz
                                        ----------------------------------------
                                                    Thomas F. Schwartz
                                          Group Senior Vice President and Chief
                                                    Financial Officer


                                    NRG ENERGY, INC.

                                    By: /s/ Craig Mataczynski
                                        ----------------------------------------
                                                    Craig Mataczynski
                                                  Senior Vice President

                                                            EXHIBIT 3.1(h)(v) to
                                                            --------------------
                                                            Securities Purchase
                                                            Agreement

                     [LETTERHEAD OF MOORE & VAN ALLEN PLLC]

________________, 2001

NRG Energy, Inc.
c/o Louisiana Generating, LLC
10719 Airline Highway
Baton Rouge, LA 70816-4213

Cogentrix/Batesville, LLC
9405 Arrowpoint Boulevard
Charlotte, NC 28273

Ladies and Gentlemen:

We have acted as counsel to Cogentrix/Batesville, LLC, a Delaware limited liability company (the "Seller"), in connection with the sale by the Seller, and the purchase by NRG Energy, Inc., a Delaware corporation (the "Purchaser"), of limited liability company membership interests held by the Seller in LSP Batesville Holdings, LLC, a Delaware limited liability company ("Batesville Holdings"), pursuant to the terms and conditions of that certain Securities Purchase Agreement (the "Agreement") dated as of ____________, 2001, by and between the Seller and the Purchaser.

We are delivering this opinion to you pursuant to the provisions of Section 3.1(g)(v) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the definitions set forth in the Agreement.

In connection with the opinions hereinafter set forth, we have examined originals or copies of, and are familiar with, the following documents:

      (i)   the Agreement;

      (ii)  the Securities Certificate; and

      (iii) the Assignment and Assumption and Release; (collectively, the documents described in (i), (ii), and (iii), are referred to herein as the "Documents").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and of officers, the sole member of the Seller, and such other instruments, and have conducted such other investigations of fact and law, as we have deemed appropriate, including, without limitation, a review of: (i) the Operating Agreement of the Seller and the Certificate of Formation of the Seller; (ii) the Second Amended and Restated Operating Agreement of Batesville Holdings and the Certificate of Formation of Batesville Holdings, each as amended to date; (iii)

NRG Energy, Inc.
Cogentrix/Batesville, LLC
_________________, 2001
Page 2


resolutions of the sole member of the Seller authorizing the execution and delivery by the Seller of each of the Documents and the consummation by the Seller of all transactions contemplated thereby; (iv) the O&M Agreement; (v) the Trust Indenture; (vi) the L/C Common Agreement; (vii) the Letter of Credit and Reimbursement Agreement dated as of August 28, 1998 among LSP Energy LP, Credit Suisse First Boston as L/C Facility Agent and Letter of Credit Issuer, and the other financial institutions from time to time party thereto, as amended to date; and (viii) any and all laws, rules, regulations, and statutes which we deemed appropriate in providing the opinions set forth herein.

We have assumed without investigation that all documents submitted to us as originals are authentic; that all signatures are genuine; that all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the originals thereof and that the originals were authentic; that the Documents have been duly authorized, executed and delivered by each party thereto other than the Seller; that adequate consideration has been given for the Documents and that the Documents will be the legal, valid and binding obligations of each party thereto other than the Seller; that any natural persons executing any of the Documents have legal capacity; that each person executing any of the Documents on behalf of any party thereto (other than the Seller) is duly authorized to do so; and that all public records reviewed are true and complete. We have further assumed, without investigation, the following matters:

      (a) that the material factual matters including representations and warranties contained in the Documents are true and correct as set forth therein;

      (b) that any certificate, representation or document upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof;

      (c) that the persons authorizing the transactions contemplated by the Documents and executing said Documents have not violated any fiduciary or other duty owed by them; and

      (d) that there has been no misrepresentation, error, omission, act of commission, fraud or deceit by any of the parties to the Documents or by any other person or entity in connection with the execution or delivery of, performance under, or transactions contemplated by, the Documents.

We are members of the Bar of the State of North Carolina. The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, the Delaware Limited Liability Company Act and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. For purposes of our opinions, we have disregarded the choice of law provision in the Documents and, instead, have assumed that the Documents are governed exclusively by the internal, substantive laws and judicial interpretations of the State of North Carolina. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the Seller, the transactions

NRG Energy, Inc.
Cogentrix/Batesville, LLC
_________________, 2001
Page 3


contemplated in the Documents or all of the foregoing. Without limiting the generality of the foregoing, we express no opinion concerning the following legal issues:

      (i)   federal and state securities laws and regulations;

      (ii)  federal and state tax laws and regulations;

      (iii) federal and state utilities laws and regulations;

      (iv)  federal energy regulatory laws;

      (v) federal and state antitrust and unfair competition laws and regulations;

      (vi)  federal and state environmental laws and regulations; and

      (vii) federal and state land use and subdivision laws and regulations.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Seller is a limited liability company in existence and in good standing under the laws of the State of Delaware. In rendering our opinion that the Seller is a "limited liability", is "in existence," and is "in good standing", we have relied solely upon a Certificate of Good Standing from the Delaware Secretary of State dated _________ __, 2001.

2. The Seller has the limited liability company power to execute, deliver and perform its obligations under the Documents to which it is a party.

3. The Seller has authorized the execution, delivery and performance of the Documents by all necessary limited liability company action and has duly executed and delivered the Documents.

4. Except as described in Schedule 4.1(d) to the Agreement, no consent, authorization or approval of, filing or registration with, or cooperation from any North Carolina or federal Governmental Authority or, to our knowledge, any other Person not a party to the Agreement is required in connection with (a) the execution, delivery or performance by the Seller of the Documents or (b) the validity or enforceability of the Documents against the Seller.

5. The Documents constitute, under the laws of the State of North Carolina, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with their respective terms, subject to the following:

NRG Energy, Inc.
Cogentrix/Batesville, LLC
_________________, 2001
Page 4


      (a) enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally;

      (b) enforceability may be limited by general principles of equity and considerations of public policy (regardless of whether considered in a proceeding in equity or at law) including, without limitation, application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability, and conflict with public policy and other similar principles;

      (c) we call to your attention that N. C. Gen. Stat.ss.6-21.2 sets forth the procedures and limitations applicable to the collection and award of attorneys' fees and accordingly, any provision in the Documents relating to the ability to recover attorneys' fees is subject to those limitations;

      (d) we call to your attention that N. C. Gen. Stat.ss.22B-10 provides that any waiver of the right to trial by jury is unenforceable;

      (e) we express no opinion with respect to any provision of the Documents which requires that any amendments or waivers to the Documents be in writing; and

      (f) we express no opinion as to the title to any real or personal property.

6. The execution, delivery and performance by the Seller of the Documents, and the effectuation of the transactions contemplated thereby, will not:
      (i) violate or contravene any provisions of any existing federal or North Carolina law, rule or regulation or, to our knowledge, writ, order, judgment or decree of any arbitrator or court, governmental authority, bureau or agency having jurisdiction over the Seller; (ii) violate or contravene any provision of the Operating Agreement or Certificate of Formation of the Seller; or (iii) to our knowledge, subject to the obtaining of the consents and approvals referred to on Schedule 4.1(d) to the Agreement, violate, contravene, result in a breach of or constitute a default under any provision of any of the agreements to which the Seller is a party or which purports to be binding upon the Seller or the properties or assets of the Seller.

7. As between the Seller and Purchaser, without opining on the title, or on the rights of any third party, the instruments of transfer executed by the Seller in favor of the Purchaser in connection with the transactions contemplated by the Agreement are effective to assign the Securities purported to be conveyed thereunder.

When used herein, the phrases "to our knowledge" and "known to us" mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transaction or (iii) solely as

NRG Energy, Inc.
Cogentrix/Batesville, LLC
_________________, 2001
Page 5


to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinion expressed herein of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or related to this opinion letter. Accordingly, any person relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

This opinion is rendered solely for your benefit in connection with the transactions contemplated in the Documents and is not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with any governmental agency or other person without the prior written consent of the undersigned, except as required by law. This letter may not be relied upon for any other purpose whatsoever or by any person other than you.

Very truly yours,

Moore & Van Allen PLLC

                                                          EXHIBIT 3.2(h)(iii) to
                                                          ----------------------
                                                          Securities Purchase
                                                          Agreement

  [LETTERHEAD OF JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.]

________________, 2001

Cogentrix/Batesville, LLC
9405 Arrowpoint Boulevard
Charlotte, NC 28273

Ladies and Gentlemen:

We have acted as counsel to NRG Energy, Inc., a Delaware corporation (the "Purchaser"), in connection with the sale by Cogentrix/Batesville, LLC, a Delaware limited liability company (the "Seller"), and the purchase by the Purchaser, of limited liability company membership interests held by the Seller in LSP Batesville Holdings, LLC, a Delaware limited liability company ("Batesville Holdings"), pursuant to the terms and conditions of that certain Securities Purchase Agreement (the "Agreement") dated as of ____________, 2001, by and between the Seller and the Purchaser.

We are delivering this opinion to you pursuant to the provisions of Section 3.2(h)(iii) of the Agreement. Capitalized terms used but not otherwise defined herein shall have the definitions set forth in the Agreement.

In connection with the opinions hereinafter set forth, we have examined originals or copies of, and are familiar with, the following documents:

      (i)   the Agreement;

      (ii)  the Securities Certificate; and

      (iii) the Assignment and Assumption and Release; (collectively, the documents described in (i), (ii), and (iii), are referred to herein as the "Documents").

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and of officers, the sole member of the Seller, and such other instruments, and have conducted such other investigations of fact and law, as we have deemed appropriate, including, without limitation, a review of: (i) the Bylaws of the Purchaser and the Articles of Incorporation of the Purchaser; (ii) the Second Amended and Restated Operating Agreement of Batesville Holdings and the Certificate of Formation of Batesville Holdings, each as amended to date;
(iii) resolutions of the Board of Directors of the Purchaser authorizing the execution and delivery by the Purchaser of each of the Documents and the consummation by the Purchaser of all transactions contemplated thereby; (iv) the O&M Agreement; (v) the Trust Indenture; (vi) the L/C Common Agreement; (vii) the Letter of Credit and Reimbursement Agreement dated as of August 28, 1998 among LSP Energy LP, Credit Suisse First Boston as

Cogentrix/Batesville, LLC
_________________, 2001
Page 2


L/C Facility Agent and Letter of Credit Issuer, and the other financial institutions from time to time party thereto, as amended to date; and (viii) any and all laws, rules, regulations, and statutes which we deemed appropriate in providing the opinions set forth herein.

We have assumed without investigation that all documents submitted to us as originals are authentic; that all signatures are genuine; that all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the originals thereof and that the originals were authentic; that the Documents have been duly authorized, executed and delivered by each party thereto other than the Purchaser; that adequate consideration has been given for the Documents and that the Documents will be the legal, valid and binding obligations of each party thereto other than the Purchaser; that any natural persons executing any of the Documents have legal capacity; that each person executing any of the Documents on behalf of any party thereto (other than the Purchaser) is duly authorized to do so; and that all public records reviewed are true and complete. We have further assumed, without investigation, the following matters:

      (a) that the material factual matters including representations and warranties contained in the Documents are true and correct as set forth therein;

      (b) that any certificate, representation or document upon which we have relied and which was given or dated earlier than the date of this letter continues to remain accurate, insofar as relevant to the opinions contained herein, from such earlier date through and including the date hereof;

      (c) that the persons authorizing the transactions contemplated by the Documents and executing said Documents have not violated any fiduciary or other duty owed by them; and

      (d) that there has been no misrepresentation, error, omission, act of commission, fraud or deceit by any of the parties to the Documents or by any other person or entity in connection with the execution or delivery of, performance under, or transactions contemplated by, the Documents.

We are members of the Bar of the State of Louisiana. The opinions set forth herein are limited to matters governed by the laws of the State of Louisiana, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the federal laws of the United States, and no opinion is expressed herein as to the laws of any other jurisdiction. For purposes of our opinions, we have disregarded the choice of law provision in the Documents and, instead, have assumed that the Documents are governed exclusively by the internal, substantive laws and judicial interpretations of the State of Louisiana. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in Louisiana exercising customary professional diligence would reasonably recognize as being directly applicable to the Purchaser, the transactions contemplated in the Documents or all of the foregoing. Without limiting the generality of the foregoing, we express no opinion concerning the following legal issues:

      (i)   federal and state securities laws and regulations;

      (ii)  federal and state tax laws and regulations;

Cogentrix/Batesville, LLC
_________________, 2001
Page 3


      (iii) federal and state utilities laws and regulations;

      (iv)  federal energy regulatory laws;

      (v) federal and state antitrust and unfair competition laws and regulations;

      (vi)  federal and state environmental laws and regulations; and

      (vii) federal and state land use and subdivision laws and regulations.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Purchaser is a corporation in existence and in good standing under the laws of the State of Delaware. In rendering our opinion that the Purchaser is a "corporation", is "in existence," and is "in good standing", we have relied solely upon a Certificate of Good Standing from the Delaware Secretary of State dated _________ __, 2001.

2. The Purchaser has the corporate power to execute, deliver and perform its obligations under the Documents to which it is a party.

3. The Purchaser has authorized the execution, delivery and performance of the Documents by all necessary corporate action and has duly executed and delivered the Documents.

4. Except as described in Schedule 4.1(d) to the Agreement, no consent, authorization or approval of, filing or registration with, or cooperation from any Governmental Authority or, to our knowledge, any other Person not a party to the Agreement is required in connection with (a) the execution, delivery or performance by the Purchaser of the Documents or (b) the validity or enforceability of the Documents against the Purchaser.

5. The Documents constitute, under the laws of the State of Louisiana, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the following:

      (a) enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally;

      (b) enforceability may be limited by general principles of equity and considerations of public policy (regardless of whether considered in a proceeding in equity or at law) including, without limitation, application by a court of competent jurisdiction of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability, and conflict with public policy and other similar principles;

Cogentrix/Batesville, LLC
_________________, 2001
Page 4


      (c) [any other exceptions applicable to the enforceability opinion if the Documents were governed by the laws of the State of Louisiana.]

6. The execution, delivery and performance by the Purchaser of the Documents, and the effectuation of the transactions contemplated thereby, will not:
      (i) violate or contravene any provisions of any existing federal or Louisiana law, rule or regulation or, to our knowledge, writ, order, judgment or decree of any arbitrator or court, governmental authority, bureau or agency having jurisdiction over the Purchaser; (ii) violate or contravene any provision of the Bylaws or Articles of Incorporation of the Purchaser; or (iii) to our knowledge violate, contravene, result in a breach of or constitute a default under any provision of any of the agreements to which the Purchaser is a party or which purports to be binding upon the Purchaser or the properties or assets of the Purchaser.

When used herein, the phrases "to our knowledge" and "known to us" mean the conscious awareness by lawyers in the primary lawyer group of factual matters such lawyers recognize as being relevant to the opinion or confirmation so qualified. "Primary lawyer group" means any lawyer in this firm (i) who signs this opinion letter, (ii) who is actively involved in negotiating or documenting the transaction or (iii) solely as to information relevant to a particular opinion or factual confirmation issue, who is primarily responsible for providing the response concerning the particular opinion or issue.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you or any other person who is permitted to rely on the opinion expressed herein of any development or circumstance of any kind including any change of law or fact that may occur after the date of this opinion letter even though such development, circumstance or change may affect the legal analysis, a legal conclusion or any other matter set forth in or related to this opinion letter. Accordingly, any person relying on this opinion letter at any time should seek advice of its counsel as to the proper application of this opinion letter at such time.

This opinion is rendered solely for your benefit in connection with the transactions contemplated in the Documents and is not to be quoted in whole or in part or otherwise referred to in any of your financial statements or other public releases, nor is it to be filed with any governmental agency or other person without the prior written consent of the undersigned, except as required by law. This letter may not be relied upon for any other purpose whatsoever or by any person other than you.

Very truly yours,

Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

                            Cogentrix/Batesville, LLC
                      Cogentrix Batesville Operations, LLC
                            9405 Arrowpoint Boulevard
                         Charlotte, North Carolina 28273

February 6, 2001

NRG Energy, Inc.
NRG Subsidiary
c/o Louisiana Generating, LLC
10719 Airline Highway
Baton Rouge, LA 70816-4213

Re: Securities Purchase Agreement - LSP Batesville Holdings, LLC

Dear Sir or Madam:

Reference is made to that certain Operation and Maintenance Agreement (the "O&M Agreement") dated as of August 24, 1998 by and between LSP Energy, L.P. ("LSP Energy LP") and Cogentrix Batesville Operations, LLC ("Operator"). In connection with the purchase by NRG Energy, Inc. ("NRG") from Cogentrix/Batesville, LLC ("Cogentrix") of a 51.37% limited liability company membership interest in LSP Batesville Holdings, LLC, a Delaware limited liability company (the "Company") pursuant to the terms of that certain Securities Purchase Agreement dated February 6, 2001 by and between NRG and Cogentrix (the "Securities Purchase Agreement"), Operator has agreed to assign, transfer, sell, convey and set over its interest in the O&M Agreement to NRG Subsidiary, and NRG Subsidiary has agreed to accept such assignment and to assume Operator's obligations with respect to the O&M Agreement. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as are ascribed to them in the Securities Purchase Agreement.

In order to provide for the orderly transition of Operator's operation and maintenance facilities and the assignment and assumption of the O&M Agreement, Cogentrix, Operator, NRG, and NRG Subsidiary hereby agree as follows:

      1. If, in connection with the sale of the Company by Cogentrix to NRG and the transition of the operation and maintenance of the Facility to NRG Subsidiary, NRG Subsidiary offers any current employee of Operator full-time employment following the Closing Date, at a similar position and for similar compensation and benefits, and any such employee declines the position so offered, then Operator shall not continue to employ such employee and neither Cogentrix nor Operator (nor any Affiliate of Cogentrix or Operator) shall hire or rehire such employee within six (6) months after the Closing Date.

      2. If, in connection with the sale of the Company by Cogentrix to NRG and the transition of the operation and maintenance of the Facility to NRG Subsidiary, NRG Subsidiary does not offer any one or more current employees of Operator full-time employment following the Closing Date, at a similar position and for similar compensation and benefits, but NRG Subsidiary desires the services of one or more such employees to assist in the transition of the operation and maintenance of the Facility to NRG Subsidiary, then,

NRG Energy, Inc.
NRG Subsidiary
February 6, 2001
Page 2


if any such employee desires to remain an employee of Operator, Operator shall continue to employ any such employee for a period not to exceed six (6) months after the Closing Date and shall provide NRG Subsidiary with the services of any such employee to aid in the transition of the operation and maintenance of the Facility to NRG Subsidiary. Such arrangement shall be pursuant to a mutually agreeable secondment agreement between NRG Subsidiary and Operator which shall provide, among other things, that NRG Subsidiary shall reimburse Operator for the cost of such employees and NRG Subsidiary shall supervise and be fully responsible for such employees.

Please acknowledge this agreement where indicated below.

Sincerely,

COGENTRIX/BATESVILLE, LLC

By: Its manager

    COGENTRIX/BATESVILLE HOLDINGS, INC.

    By:          /s/  Thomas F. Schwartz
        ---------------------------------------------
                     Thomas F. Schwartz
               Group Senior Vice President and
                  Chief Financial Officer


COGENTRIX BATESVILLE OPERATIONS, LLC

By:           /s/  Thomas F. Schwartz
    ---------------------------------------------
               Thomas F. Schwartz
          Group Senior Vice President and
            Chief Financial Officer

NRG Energy, Inc.
NRG Subsidiary
February 6, 2001
Page 3

Acknowledged and Agreed:

NRG ENERGY, INC.

By:
Title:


NRG SUBSIDIARY

By:
Title: